Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Tysons Corner, Virginia

July 20, 2016

CARDINAL ANNOUNCES SECOND QUARTER 2016 EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported that earnings for the quarter ended June 30, 2016 were $14.1 million, compared to $13.4 million for the year ago quarter ended June 30, 2015.   Diluted earnings per share were $0.42 and $0.40 for these same respective periods.  During the prior year period, the Company realized $1.6 million after-tax net income, or an additional $0.04 per share, related to a litigation settlement.

For the year to date period ended June 30, 2016, net income was $27.2 million, compared to $27.1 million for the six month period ended June 30, 2015. Diluted earnings per share were $0.81 and $0.82 for these same respective periods.  Before the litigation settlement, prior year to date net income was $25.5 million, or $0.77 per share.

Selected Highlights

•                  Return on assets and equity were 1.39% and 12.92% for the second quarter 2016 and 1.35% and 12.63% for the six months ending June 30, 2016, respectively.

•                  Total assets of the Company grew to $4.20 billion, increasing 11% from June 30, 2015.

•                  Loans held for investment were $3.16 billion, increasing 13% from a year ago.

•                  Customer deposits, including customer repurchase agreements, were $2.80 billion, increasing 11% from a year ago.

•                  For the second consecutive quarter, the Company had $0 nonaccrual loans at quarter end.

•                  Net interest margin increased 2 basis points to 3.33% for the second quarter of 2016 from 3.31% for the first quarter 2016 and 8 basis points from 3.25% for the fourth quarter 2015.

•                  Total mortgage loans closings were $1.2 billion for the quarter, an increase of $403 million from $769 million in first quarter 2016. Closed purchase money mortgages represented 76% of the quarter’s volume and 71% year to date.

•                  Mortgage application volume was $1.70 billion, an increase of $200 million from $1.50 billion in the first quarter of 2016.  Purchase money mortgage applications were approximately 76% of total volume.

Review of Balance Sheet

At June 30, 2016, total assets of the Company were $4.20 billion, an increase of 11% from total assets of $3.77 billion at June 30, 2015. Average interest earning assets increased to $3.89 billion from $3.45 billion a year ago, and average interest bearing liabilities increased to $2.88 billion from $2.58 billion.

Loans held for investment grew to $3.16 billion at June 30, 2016 versus $2.80 billion a year ago, a 13% increase.  Balances increased $55 million, or 7% annualized, during the second quarter of the year.  Loan payoffs during the six-month period were approximately 20% higher than 2015, primarily a result of completion of construction projects. However in the first half of 2016, the Company originated $107 million in new construction loan commitments of which 23% are currently funded.  Loans held for sale increased to $456 million at June 30, 2016, compared to $365 million at March 31, 2016, and equaling the second quarter 2015 balance of $456 million.  The Company’s investment securities portfolio decreased slightly to $413 million from $418 million at the end of the previous quarter, and increased from $342 million a year ago.

Over the past year, deposit balances increased $309 million to $3.24 billion from $2.94 billion, an increase of 11%.  Non-interest bearing demand deposit accounts, which total $710 million and represent 22% of deposits, increased $99 million since June 30, 2015, or 16%.  The increase in deposits is due primarily to continued growth in the number of accounts and balances in consumer and business non maturing accounts.

Net Interest Income

The Company’s net interest income increased 9%, to $31.5 million from $28.9 million, for the quarters ended June 30, 2016 and 2015, respectively.    For the current quarter, the Company’s tax equivalent net interest margin increased to 3.33% versus 3.31% for the prior sequential quarter and from 3.25% for the fourth quarter 2015.

During the second quarter of 2016, the Company executed a balance sheet restructuring which is expected to positively impact the net interest margin by 0.06%, annualized beginning in the third quarter.  As a result of the restructuring the Company incurred non-interest expense of $3.6 million from the prepayment of $95 million of FHLB advances and had realized gains of $3.6 million from the sale of approximately $50 million of securities. This transaction had minimal impact on interest rate risk and no impact on regulatory capital ratios.

The yield on loans held for investment was 4.09% for the second quarter of 2016 versus 4.10% for the first quarter of 2016.    The yield on interest earning assets remained at 3.99% for the second quarter of 2016, equal to last quarter.  For these same respective periods, the Company’s total cost of interest bearing liabilities decreased to 0.90% from 0.94%.  Including DDAs, the Company’s total cost of funds decreased to 0.73% from 0.77%.  The total cost of customer deposits decreased to 0.51% from 0.52%, which is primarily the result of management’s decision to lower rates on promotional products during the first quarter.  Brokered CD costs increased 0.02% as balances were increased to support loan growth and maturing balances were replaced at slightly higher rates.

Commercial Banking Review

For the quarter ended June 30, 2016, net income for the commercial banking segment (the Bank) was $10.8 million, an increase of 11% from $9.7 million for the second quarter of last year.  For the current year to date period ended June 30, 2016, the Bank’s net income increased 13% to $21.0 million versus $18.6 million for the year to date period ended June 30, 2015. Before taxes and the provision for loan losses, the Bank’s income for the current quarter was a record $16.7 million.  Over the past four quarters, the Bank’s net income has contributed 88% to the Company’s consolidated earnings.

For the second quarter of 2016, the provision for loan losses was $430,000 versus a provision of $1.4 million for the year ago quarter.  The year to date provision expense was $680,000 versus $1.5 million for the first six months of 2015.  For the current quarter, there were recoveries from previously charged off loans in excess of current charge offs of 0.02% (annualized) of average loans outstanding.  The allowance for loan losses was 1.04% of loans outstanding at June 30, 2016 versus 1.08% at June 30, 2015.  This ratio decrease from a year ago is primarily the result of continued improvement of credit quality.  The Company had $0 in nonaccrual loans at June 30, 2016 versus nonperforming loans of 0.03% of total assets at June 30, 2015.

Non-interest income was $4.7 million for the current quarter compared to $1.3 million for the year ago quarter.  Current year to date non-interest income was $5.9 million versus $2.6 million for the 2015 year to date period.  The current periods include a $3.6 million gain on securities sales associated with the balance sheet restructuring.

For the second quarter of 2016, non-interest expense was $19.5 million including the FHLB prepayment fee of $3.6 million.   Excluding the FHLB prepayment fee, non interest expenses were $15.8 million, a decrease of $691,000 compared to $16.5 million for the first quarter of 2016. This reflects the Company’s continued efforts on expense controls.   Comparing total non-interest expenses to the second quarter of 2015, the increase is primarily the result of increases in salary expense to support the Bank’s growth and quarterly accruals for performance based compensation. The efficiency ratio for the Bank, excluding gains from bond sales and the prepayment fee, was 48.7%, 52.0% and 46.2% for these respective quarters.  Last quarter, the Bank announced the July closing of an office in Alexandria, Virginia, and it expects to realize expense savings of approximately $110,000 per quarter starting in the second half of 2016.

Recently, the Bank also announced the consolidation of an office in Tyson’s Corner, Virginia, and it expects to realize another $50,000 of expense savings per quarter starting in the fourth quarter of 2016.

Mortgage Banking Review

The Company’s mortgage banking subsidiary, George Mason Mortgage (GMM), was again extremely active as it accepted over $1.70 billion of loan applications during the quarter and $3.2 billion year to date.  For the quarter ended June 30, 2016, GMM reported a net profit of $4.0 million and operating net income of $1.7 million.  Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record unrealized gains associated with the Company’s locked mortgage loan pipeline.  Comparable recent quarterly results are shown below.

	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Mortgage Banking: (in 000’s)
Reported Net Income	$3,994	$3,553	$164	$631	$2,412
Reverse Impact of SAB 109	(2,259)	(3,794)	765	1,760	(629)
Operating Net Income	$1,735	$(241)	$929	$2,391	$1,783

The net realized gain on sales and other fees, before the impact of SAB, was $11.8 million for the three months ended June 30, 2016 versus $10.1 million for the same quarter of 2015.  The gain on sale margin was 2.71% for the quarter versus 2.67% last quarter and 2.52% for the year ago quarter. The increase from previous periods is primarily due to the Company’s mid-2015 decision to sell a majority of its production on a mandatory delivery basis with the expectation to increase margin.

Operating expenses were $9.4 million for the most recent quarter compared to $9.0 million last quarter and $8.0 million for the year ago quarter.  The sequential quarter increase in expenses reflects higher loan volumes that affected overtime, application processing and closing expenses by $185,000, $147,000, and $72,000, respectively. Total mortgage loan closings were $1.2 billion for the quarter versus $769 million last quarter.  In addition to volume, the expense increase over the same quarter of 2015 reflects added personnel costs related to compliance with the new TILA/RESPA Integrated Disclosure (TRID) regulations.  All other fixed expenses are consistent with the year ago period.

Loan applications totaled $1.70 billion during the second quarter of 2016, an increase from $1.50 billion last quarter and up also from $1.40 billion for the year ago quarter. However, refinance volume currently represented only 24% for the current quarter, versus 38% of total applications last quarter and 29% for the year ago second quarter, demonstrating GMM’s continued commitment  to focus on the more stable purchase money mortgage business.

Monthly Mortgage Loan Applications (in millions)

	APR	MAY	JUN	Total
Second Quarter 2016	$571.80	$569.30	$562.40	$1,703.50
Purchase Money %	75%	79%	70%	76%
# of Units	1,626	1,585	1,546	4,757

	JAN	FEB	MAR	Total
First Quarter 2016	$333.80	$551.70	$617.80	$1,503.30
Purchase Money %	74%	56%	75%	68%
# of Units	975	1,590	1,837	4,402

	OCT	NOV	DEC	Total
Fourth Quarter 2015	$397.00	$335.40	$331.00	$1,063.40
Purchase Money %	71%	77%	74%	74%
# of Units	1,117	935	953	3,005

Parent Company Only Review

For the quarter ended June 30, 2016, Cardinal’s parent company reported a net loss of $703,000 versus a net loss of $736,000 for the previous quarter and net income of $1.2 million for the year ago quarter, which included a $2.9 million pre-tax recovery related to a litigation settlement and approximately $500,000 of related legal expenses.

Capital Ratios

All capital ratios of the Company comfortably exceeded the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.38% at June 30, 2016.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Executive Chairman, said:

“I am again very pleased with how our Company performed during the second quarter of 2016.  Cardinal Bank reported record earnings while our balance sheet grew by a double digit percentage from a year ago.  Our strategic decisions to restructure the balance sheet improved our net interest margin further from last quarter and contributed to the 13% increase in bank earnings year over year.  Credit metrics continued to be pristine, as we had two consecutive quarters of $0 nonaccrual loans and near $0 past due loans 90 days or more. Our business development teams continue to execute upon all strategies to bring new client relationships to Cardinal which has resulted in consistent loan growth and a 10.5% increase to core customer deposit balances.

“George Mason continues to have strong activity as applications for loan originations exceeded $1.70 billion, with 76% of volume from purchase money mortgages.  Their results are reflective of the ongoing commitment to building a quality team of mortgage bankers with deep ties to the realtor and builder communities that provide a stable flow of business and have a back office that scales well with volume seasonality.

“Looking forward, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, while delivering consistent top quartile financial performance and top decile asset quality.  We remain committed to maintaining and growing a strong financial services company for our employees, clients, the communities we serve, and especially our shareholders.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of some of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $4.20 billion at June 30, 2016, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Contact:

Bernard H. Clineburg

Executive Chairman

or

Christopher Bergstrom

Chief Executive Officer

or

Mark A. Wendel,

EVP, Chief Financial Officer

703-584-3400

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Statements of Condition

(Dollars in thousands)

(Unaudited)

			% Change				% Change
			Current				From
	06/30/16	03/31/16	Quarter	12/31/15	09/30/15	06/30/15	Year Ago

Cash and due from banks	$24,081	$19,379	24.3%	$24,760	$18,744	$24,186	-0.4%
Federal funds sold	11,481	41,489	-72.3%	14,577	13,692	14,597	-21.3%

Investment securities available-for-sale	402,522	407,980	-1.3%	414,077	421,214	332,551	21.0%
Investment securities held-to-maturity	3,796	3,814	-0.5%	3,836	3,857	3,879	-2.1%
Investment securities — trading	6,489	6,221	4.3%	5,881	5,274	5,271	23.1%
Total investment securities	412,807	418,015	-1.2%	423,794	430,345	341,701	20.8%

Other investments	18,136	19,411	-6.6%	20,967	16,111	15,049	20.5%
Loans held for sale	456,359	365,489	24.9%	383,768	377,878	455,557	0.2%

Loans receivable, net of fees:
Commercial and industrial	350,206	363,405	-3.6%	379,414	347,914	342,079	2.4%
Real estate - commercial	1,605,868	1,555,985	3.2%	1,372,627	1,356,821	1,299,450	23.6%
Real estate - construction	570,269	560,114	1.8%	694,408	620,982	571,561	-0.2%
Real estate - residential	463,394	455,952	1.6%	448,168	436,832	432,956	7.0%
Home equity lines	161,658	161,691	0.0%	156,852	150,769	144,896	11.6%
Consumer	5,476	4,831	13.4%	4,841	4,739	4,822	13.6%
Total loans, net of fees	3,156,871	3,101,978	1.8%	3,056,310	2,918,057	2,795,764	12.9%
Allowance for loan losses	(32,984)	(32,407)	1.8%	(31,723)	(31,572)	(30,198)	9.2%
Loans receivable, net	3,123,887	3,069,571	1.8%	3,024,587	2,886,485	2,765,566	13.0%

Premises and equipment, net	24,273	24,845	-2.3%	25,163	25,398	24,600	-1.3%
Goodwill and intangibles, net	36,262	36,415	-0.4%	36,576	36,747	36,927	-1.8%
Bank-owned life insurance	33,213	33,102	0.3%	32,978	32,876	32,759	1.4%
Other real estate owned	—	—	0.0%	253	—	—	0.0%
Other assets	56,667	46,829	21.0%	42,498	43,460	54,332	4.3%

TOTAL ASSETS	$4,197,166	$4,074,545	3.0%	$4,029,921	$3,881,736	$3,765,274	11.5%

Non-interest bearing deposits	$710,318	$687,493	3.3%	$657,398	$620,630	$611,004	16.3%
Interest checking	437,724	459,377	-4.7%	451,545	433,372	440,319	-0.6%
Money markets	445,639	447,565	-0.4%	448,888	447,536	388,842	14.6%
Statement savings	319,116	310,055	2.9%	291,484	278,871	278,873	14.4%
Certificates of deposit	763,013	788,756	-3.3%	776,413	738,878	711,226	7.3%
Brokered certificates of deposit	568,996	451,781	25.9%	407,043	419,461	505,133	12.6%
Total deposits	3,244,806	3,145,027	3.2%	3,032,771	2,938,748	2,935,397	10.5%

Other borrowed funds	450,696	437,065	3.1%	537,965	469,019	378,756	19.0%
Mortgage funding checks	23,921	28,765	-16.8%	12,554	20,418	17,247	38.7%
Escrow liabilities	2,491	2,777	-10.3%	2,676	2,861	3,160	-21.2%
Other liabilities	37,320	34,366	8.6%	30,808	45,467	33,919	10.0%

Shareholders’ equity	437,932	426,545	2.7%	413,147	405,223	396,795	10.4%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,197,166	$4,074,545	3.0%	$4,029,921	$3,881,736	$3,765,274	11.5%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Income Statements

(In thousands, except share data and per share data)

(Unaudited)

	For the Three Months Ended
			% Change				% Change
			Current				From
	06/30/16	03/31/16	Quarter	12/31/15	09/30/15	06/30/15	Year Ago

Net interest income	$31,523	$30,706	2.7%	$30,471	$29,634	$28,850	9.3%
Provision for loan losses	430	250	72.0%	449	(547)	1,356	-68.3%
Net interest income after provision for loan losses	31,093	30,456	2.1%	30,022	30,181	27,494	13.1%

Non-interest income:
Service charges on deposit accounts	581	551	5.4%	590	584	576	0.9%
Loan fees	359	309	16.2%	307	344	491	-26.9%
Income from bank-owned life insurance	111	124	-10.5%	102	118	95	16.8%
Net realized gains (losses) on investment securities	3,918	(84)	4564.3%	(127)	960	356	1000.6%
Litigation recovery	—	—	0.0%	—	—	2,950	-100.0%
Other non-interest income	127	145	-12.4%	22	6	6	2016.7%
Commercial banking & other segment non-interest income	5,096	1,045	387.7%	894	2,012	4,474	13.9%

Gains from mortgage banking activities	34,613	27,041	28.0%	19,939	22,915	24,290	42.5%
Less: mortgage loan origination expenses	(19,304)	(12,902)	49.6%	(11,874)	(14,802)	(13,178)	46.5%
Mortgage banking segment non-interest income	15,309	14,139	8.3%	8,065	8,113	11,112	37.8%

Wealth management segment non-interest income	84	85	-1.2%	133	142	143	-41.3%
Total non-interest income	20,489	15,269	34.2%	9,092	10,267	15,729	30.3%

Net interest income and non-interest income	51,582	45,725	12.8%	39,114	40,448	43,223	19.3%

Salaries and benefits	16,037	15,497	3.5%	14,391	13,409	11,963	34.1%
Occupancy	2,448	2,592	-5.6%	2,501	2,492	2,347	4.3%
Depreciation	833	844	-1.3%	853	828	845	-1.4%
Data processing & communications	1,517	1,346	12.7%	1,273	1,373	1,459	4.0%
Professional fees	549	1,135	-51.6%	1,034	852	1,137	-51.7%
FDIC insurance assessment	516	516	0.0%	516	516	516	0.0%
Loss on extinguishment of debt	3,638	—	100.0%	—	—	—	100.0%
Mortgage loan repurchases and settlements	—	100	-100.0%	350	47	—	0.0%
Merger and acquisition expense	—	—	0.0%	—	—	3	-100.0%
Other operating expense	4,579	4,262	7.4%	4,364	4,478	4,608	-0.6%
Total non-interest expense	30,117	26,292	14.5%	25,282	23,995	22,878	31.6%
Income before income taxes	21,465	19,433	10.5%	13,832	16,453	20,345	5.5%
Provision for income taxes	7,364	6,366	15.7%	4,817	5,244	6,966	5.7%
NET INCOME	$14,101	$13,067	7.9%	$9,015	$11,209	$13,379	5.4%

Earnings per common share - basic	$0.43	$0.40	7.7%	$0.27	$0.34	$0.41	4.4%
Earnings per common share - diluted	$0.42	$0.39	7.5%	$0.27	$0.34	$0.40	4.3%
Weighted-average common shares outstanding - basic	33,032,595	32,977,970	0.2%	32,844,212	32,766,772	32,723,903	0.9%
Weighted-average common shares outstanding - diluted	33,569,058	33,435,858	0.4%	33,379,656	33,311,261	33,207,329	1.1%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Income Statements

(In thousands, except share data and per share data)

(Unaudited)

	For the Six Months Ended
			% Change
			From
	06/30/16	06/30/15	Year Ago

Net interest income	$62,229	$56,289	10.6%
Provision for loan losses	680	1,486	-54.2%
Net interest income after provision for loan losses	61,549	54,803	12.3%

Non-interest income:
Service charges on deposit accounts	1,132	1,121	1.0%
Loan fees	668	945	-29.3%
Income from bank-owned life insurance	235	213	10.3%
Net realized gains on investment securities	3,834	558	587.1%
Litigation recovery	—	2,950	-100.0%
Other non-interest income	272	11	2372.7%
Commercial banking & other segment non-interest income	6,141	5,798	5.9%

Gains from mortgage banking activities	61,654	52,839	16.7%
Less: mortgage loan origination expenses	(32,206)	(25,561)	26.0%
Mortgage banking segment non-interest income	29,448	27,278	8.0%

Wealth management segment non-interest income	169	258	-34.5%
Total non-interest income	35,758	33,334	7.3%

Net interest income and non-interest income	97,307	88,137	10.4%

Salaries and benefits	31,534	24,044	31.2%
Occupancy	5,040	4,831	4.3%
Depreciation	1,677	1,721	-2.6%
Data processing & communications	2,863	2,963	-3.4%
Professional fees	1,684	2,726	-38.2%
FDIC insurance assessment	1,032	1,032	0.0%
Loss on extinguishment of debt	3,638	—	100.0%
Mortgage loan repurchases and settlements	100	—	100.0%
Merger and acquisition expense	—	471	-100.0%
Other operating expense	8,841	9,234	-4.3%
Total non-interest expense	56,409	47,022	20.0%
Income before income taxes	40,898	41,115	-0.5%
Provision for income taxes	13,730	14,005	-2.0%
NET INCOME	$27,168	$27,110	0.2%

Earnings per common share - basic	$0.82	$0.83	-0.8%
Earnings per common share - diluted	$0.81	$0.82	-0.9%
Weighted-average common shares outstanding - basic	33,005,282	32,681,800	1.0%
Weighted-average common shares outstanding - diluted	33,499,462	33,132,076	1.1%

Table 4.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(In thousands, except per share data and ratios)

(Unaudited)

	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Capital Ratios:
At Period End:
Common equity tier 1 capital	10.33%	9.99%	9.86%	9.91%	9.76%
Tier 1 risk-based capital	10.99%	10.64%	10.52%	10.59%	10.45%
Total risk-based capital	11.86%	11.50%	11.37%	11.47%	11.30%
Leverage capital ratio	10.38%	10.28%	10.18%	10.46%	10.60%
Book value per common share	$13.50	$13.16	$12.76	$12.58	$12.32
Tangible book value per common share (1)	$12.38	$12.04	$11.63	$11.44	$11.17
Common shares outstanding	32,441	32,415	32,373	32,209	32,209

Performance Ratios (annualized):
For the Three Months Ended:
Return on average assets	1.39%	1.31%	0.92%	1.20%	1.48%
Return on average equity	12.92%	12.34%	8.72%	11.02%	13.36%
Net interest margin (2)	3.33%	3.31%	3.25%	3.37%	3.40%
Efficiency ratio (3)	54.71%	57.19%	63.90%	60.14%	53.76%

Asset Quality Data:
For the Three Months Ended:
Net charge-offs (recoveries) to average loans receivable, net of fees (annualized)	-0.02%	-0.06%	0.04%	-0.27%	0.01%
At Period End:
Total nonaccrual loans	$—	$—	$520	$721	$904
Other real estate owned	$—	$—	$253	$—	$—
Nonperforming loans to loans receivable, net of fees	0.00%	0.00%	0.02%	0.02%	0.03%
Nonperforming loans to total assets	0.00%	0.00%	0.01%	0.02%	0.02%
Nonperforming assets to total assets	0.00%	0.00%	0.02%	0.02%	0.02%
Total loans receivable past due 30 to 89 days	$736	$163	$938	$56	$120
Total loans receivable past due 90 days or more	$41	$—	$—	$—	$—
Allowance for loan losses to loans receivable, net of fees	1.04%	1.04%	1.04%	1.08%	1.08%

Mortgage Banking Data:
For the Three Months Ended:
Applications	$1,703,500	$1,503,300	$1,063,400	$1,149,000	$1,402,600
Loans closed	1,172,339	769,080	786,363	885,715	1,086,264
Loans sold	1,073,282	791,680	778,854	983,355	923,406
Purchase money % of loans closed - George Mason Mortgage	76%	62%	74%	74%	71%
Realized gain on sales and fees as a % of loan sold(4)	2.71%	2.67%	2.71%	2.61%	2.52%
At Period End:
Locked Pipeline	$458,555	$451,905	$247,448	$316,684	$363,613
SAB 109 Total Unrealized Gains Recognized	25,955	22,453	16,571	17,757	20,485
Change in Unrealized Gains	3,502	5,882	(1,186)	(2,728)	975
Change in After-tax Income	2,259	3,794	(765)	(1,760)	629

(1) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

(2) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 36% for 2016 and 35% for 2015.

(3) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.  For the three months ended June 30, 2016, non-interest expense excludes a $3.6 million loss on extinguishment of debt and non-interest income excludes $3.6 million in realized gains on investment securities. For the three months ended June 30, 2015, non-interest income excludes a $2.9 million litigation settlement and non-interest expense excludes the associated legal expenses of $500,000 related to that same settlement.

(4) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(In thousands, except ratios)

(Unaudited)

	06/30/16	06/30/15
Performance Ratios (annualized):
For the Six Months Ended:
Return on average assets	1.35%	1.55%
Return on average equity	12.63%	13.74%
Net interest margin (1)	3.31%	3.42%
Efficiency ratio (2)	55.92%	53.68%

Mortgage Banking Data:
For the Six Months Ended:
Applications	$3,206,800	$2,998,000
Loans closed	1,941,419	1,929,998
Loans sold	1,864,962	1,771,966
Realized gain on sales and fees as a % of loan sold(3)	2.69%	2.55%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 36% for 2016 and 35% for 2015.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.  For the six months ended June 30, 2016, non-interest expense excludes a $3.6 million loss on extinguishment of debt and non-interest income excludes $3.6 million in realized gains on investment securities. For the six months ended June 30, 2015, non-interest income excludes a $2.9 million litigation settlement and non-interest expense excludes the associated legal expenses of $500,000 related to that same settlement.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended
			% Change				% Change
			Current				From
	06/30/16	03/31/16	Quarter	12/31/15	09/30/15	06/30/15	Year Ago
Net Gains from Mortgage Banking Activities **(see note below):
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date	$34,613	$27,041	28.0%	$19,939	$22,915	$24,290	42.5%
Loan origination expenses recognized @ Loan Sale Date	19,304	12,902	49.6%	11,874	14,802	13,178	46.5%
Reported Net Gains from Mortgage Banking Activities	15,309	14,139	8.3%	8,065	8,113	11,112	37.8%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	31,111	21,159	47.0%	21,125	25,643	23,315	33.4%
Loan origination expenses recognized @ Loan Sale Date	19,304	12,902	49.6%	11,874	14,802	13,178	46.5%
Adjusted Net Gains from Mortgage Banking Activities	11,807	8,257	43.0%	9,251	10,841	10,137	16.5%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$3,502	$5,882	-40.5%	$(1,186)	$(2,728)	$975	259.2%

Net Income Reconciliation:
Reported Net Income	$14,101	$13,067	7.9%	$9,015	$11,209	$13,379	5.4%
After-tax litigation settlement (less associated legal expenses)	—	—	0.0%	—	—	(1,592)	-100.0%
After-tax Merger and Acquisition Expense	—	—	0.0%	—	—	2	-100.0%
Adjusted Net Income	$14,101	$13,067	7.9%	$9,015	$11,209	$11,789	19.6%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	2,259	3,794	-40.5%	(765)	(1,760)	629	259.2%
Operating Net Income	$11,842	$9,273	27.7%	$9,780	$12,969	$11,160	6.1%

Diluted Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.42	$0.39	7.5%	$0.27	$0.34	$0.40	5.0%
After-tax litigation settlement (less associated legal expenses)	—	—	0.0%	—	—	(0.04)	-100.0%
After-tax Merger and Acquisition Expense	—	—	0.0%	—	—	—	0.0%
Adjusted Net Income	0.42	0.39	7.5%	0.27	0.34	0.36	16.7%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	0.07	0.11	-40.7%	(0.02)	(0.05)	0.02	236.4%
Operating Net Income	$0.35	$0.28	27.2%	$0.29	$0.39	$0.34	3.8%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.17%	0.93%		1.00%	1.39%	1.23%
Return on average equity	10.85%	8.76%		9.46%	12.75%	11.15%
Efficiency ratio	62.08%	65.58%		62.04%	56.29%	52.47%
Non-interest income to average assets	1.67%	0.94%		1.05%	1.39%	1.63%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulletin (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (ASC 310-20, formerly FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Six Months Ended
			% Change
			From
	06/30/16	06/30/15	Year Ago
Net Gains from Mortgage Banking Activities **(see note below):
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date	$61,654	$52,839	16.7%
Loan origination expenses recognized @ Loan Sale Date	32,206	25,561	26.0%
Reported Net Gains from Mortgage Banking Activities	29,448	27,278	8.0%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	52,269	45,177	15.7%
Loan origination expenses recognized @ Loan Sale Date	32,206	25,561	26.0%
Adjusted Net Gains from Mortgage Banking Activities	20,063	19,616	2.3%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$9,385	$7,662	22.5%

Net Income Reconciliation:
Reported Net Income	$27,168	$27,110	0.2%
After-tax litigation settlement (less associated legal expenses)	—	(1,592)	0.0%
After-tax Merger and Acquisition Expense	—	313	-100.0%
Adjusted Net Income	$27,168	$25,831	5.2%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	6,053	4,942	22.5%
Operating Net Income	$21,115	$20,889	1.1%

Diluted Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.81	$0.82	-0.9%
After-tax litigation settlement (less associated legal expenses)	—	(0.04)	-100.0%
After-tax Merger and Acquisition Expense	—	0.01	-100.0%
Adjusted Net Income	0.81	0.79	2.7%
After-tax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	0.18	0.15	21.1%
Operating Net Income	$0.63	$0.64	-1.6%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.05%	1.19%
Return on average equity	9.82%	10.59%
Efficiency ratio	63.67%	57.37%
Non-interest income to average assets	1.31%	1.47%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulletin (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (ASC 310-20, formerly FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 8.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	6/30/2016		3/31/2016		12/31/2015		9/30/2015		6/30/2015
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$258,678	3.74%	$266,353	3.74%	$255,255	3.66%	$255,011	3.68%	$281,357	3.62%
Commercial and industrial - tax exempt(1)	103,221	2.82%	105,386	2.80%	103,456	2.50%	82,656	2.64%	72,567	2.50%
Real estate - commercial(1)	1,563,089	4.37%	1,532,293	4.28%	1,361,134	4.27%	1,311,664	4.38%	1,269,520	4.42%
Real estate - construction	556,939	4.37%	549,907	4.62%	661,665	4.59%	592,669	4.69%	515,073	4.75%
Real estate - residential	448,453	3.57%	441,134	3.67%	423,533	3.65%	410,605	3.69%	396,447	3.77%
Home equity lines	160,303	3.23%	160,240	3.16%	153,366	3.10%	145,625	3.12%	139,748	3.16%
Consumer	5,239	4.91%	5,284	4.72%	4,739	5.44%	4,602	5.52%	5,128	5.94%
Total loans	3,095,922	4.09%	3,060,597	4.10%	2,963,148	4.08%	2,802,832	4.17%	2,679,841	4.20%

Loans held for sale	365,520	3.71%	304,653	3.88%	339,793	3.87%	364,513	3.97%	412,083	3.77%
Investment securities (1)	400,085	3.82%	419,678	3.76%	426,776	3.52%	372,188	3.78%	333,583	3.71%
Federal funds sold	33,435	0.45%	55,018	0.47%	45,307	0.25%	41,108	0.22%	26,305	0.19%
Total interest-earning assets	3,894,962	3.99%	3,839,946	3.99%	3,775,024	3.95%	3,580,641	4.06%	3,451,812	4.07%

Non-interest earning assets:
Cash and due from banks	21,899		21,169		22,226		19,964		21,845
Premises and equipment, net	24,642		25,185		25,498		25,043		25,013
Goodwill and intangibles, net	36,333		36,498		36,662		36,842		37,039
Accrued interest and other assets	119,723		105,663		102,977		110,463		108,404
Allowance for loan losses	(32,702)		(32,113)		(31,515)		(31,564)		(29,432)

TOTAL ASSETS	$4,064,857		$3,996,348		$3,930,872		$3,741,389		$3,614,681

Interest-bearing liabilities:
Interest checking	$445,991	0.36%	$457,528	0.40%	$438,527	0.48%	$429,211	0.48%	$428,937	0.49%
Money markets	438,863	0.36%	451,303	0.37%	466,452	0.36%	431,958	0.36%	378,268	0.33%
Statement savings	315,804	0.42%	301,734	0.42%	285,257	0.40%	280,467	0.37%	272,319	0.34%
Certificates of deposit	773,053	1.23%	784,306	1.23%	752,104	1.23%	724,527	1.26%	668,822	1.22%
Brokered certificates of deposit	454,152	0.93%	398,455	0.91%	400,793	0.88%	417,095	0.83%	440,569	0.73%
Total interest-bearing deposits	2,427,863	0.75%	2,393,326	0.75%	2,343,133	0.76%	2,283,258	0.75%	2,188,915	0.72%

Other borrowed funds	456,044	1.69%	487,087	1.87%	470,416	1.82%	369,481	2.02%	386,872	1.94%
Total interest-bearing liabilities	2,883,907	0.90%	2,880,413	0.94%	2,813,549	0.93%	2,652,739	0.93%	2,575,787	0.90%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	698,123		653,432		660,236		638,658		596,892
Other liabilities	46,193		38,986		43,357		43,058		41,572

Shareholders’ equity	436,634		423,517		413,730		406,934		400,430

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,064,857		$3,996,348		$3,930,872		$3,741,389		$3,614,681

NET INTEREST MARGIN (1)		3.33%		3.31%		3.25%		3.37%		3.40%

(1)     The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 36% for 2016 and 35% for 2015.

Table 9.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended
	6/30/2016		6/30/2015
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$262,516	3.74%	$298,405	3.56%
Commercial and industrial - tax exempt(1)	104,303	2.81%	53,539	3.45%
Real estate - commercial(1)	1,474,348	4.33%	1,264,283	4.48%
Real estate - construction	626,766	4.47%	480,684	4.73%
Real estate - residential	444,794	3.62%	393,773	3.78%
Home equity lines	160,272	3.19%	136,759	3.24%
Consumer	5,261	4.78%	4,969	5.76%
Total loans	3,078,260	4.09%	2,632,412	4.23%

Loans held for sale	335,087	3.79%	336,722	3.78%
Investment securities (1)	409,865	3.79%	333,194	3.80%
Federal funds sold	44,226	0.46%	39,093	0.21%
Total interest-earning assets	3,867,438	3.99%	3,341,421	4.10%

Non-interest earning assets:
Cash and due from banks	21,534		21,043
Premises and equipment, net	24,914		25,110
Goodwill and intangibles, net	36,416		37,136
Accrued interest and other assets	112,708		103,236
Allowance for loan losses	(32,407)		(29,132)

TOTAL ASSETS	$4,030,603		$3,498,814

Interest-bearing liabilities:
Interest checking	$451,760	0.38%	$426,624	0.49%
Money markets	445,083	0.37%	372,906	0.32%
Statement savings	308,769	0.42%	268,152	0.32%
Certificates of deposit	778,680	1.23%	642,953	1.21%
Brokered certificates of deposit	426,304	0.92%	399,564	0.74%
Total interest-bearing deposits	2,410,596	0.75%	2,110,199	0.71%

Other borrowed funds	471,565	1.78%	368,702	2.10%
Total interest-bearing liabilities	2,882,161	0.92%	2,478,901	0.91%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	675,778		588,025
Other liabilities	42,589		37,273

Shareholders’ equity	430,075		394,615

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,030,603		$3,498,814

NET INTEREST MARGIN (1)		3.31%		3.42%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 36% for 2016 and 35% for 2015.

Table 10.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting  - as Reported and Non-GAAP Reconciliation

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
			% Change				% Change
			Current				From
	6/30/2016	3/31/2016	Quarter	12/31/2015	9/30/2015	6/30/2015	Year Ago
Commercial Banking:
Net interest income	$31,442	$30,545	2.9%	$30,042	$29,137	$28,389	10.8%
Non-interest income	1,056	1,104	-4.3%	963	954	1,149	-8.1%
Net realized gain on available-for-sale securities	3,614	112	100.0%	—	769	180	1907.8%
Loss on extinguishment of debt	3,638	—	100.0%	—	—	—	100.0%
Non-interest expense	15,823	16,514	-4.2%	15,734	15,339	13,736	15.2%
Net income before provision for loan losses and taxes	16,651	15,247	9.2%	15,271	15,521	15,982	4.2%
Provision for loan losses	430	250	72.0%	449	(547)	1,356	-68.3%
Provision for income taxes	5,464	4,757	14.9%	5,238	5,089	4,905	11.4%
Net income	$10,757	$10,240	5.0%	$9,584	$10,979	$9,721	10.7%
Average Assets	$3,998,824	$3,937,805		$3,866,407	$3,674,500	$3,549,647
Commercial Banking Segment Contribution to earnings	76%	78%		106%	98%	73%
Mortgage Banking:
Net interest income	$283	$358	-20.9%	$619	$682	$642	-55.9%
Non-interest income	15,344	14,158	8.4%	8,115	8,217	11,150	37.6%
Non-interest expense	9,382	8,963	4.7%	8,589	7,905	7,990	17.4%
Net income before provision for taxes	6,245	5,553	12.5%	145	994	3,802	64.3%
Provision for income taxes	2,251	2,000	12.6%	(19)	363	1,390	61.9%
Net income	$3,994	$3,553	12.4%	$164	$631	$2,412	65.6%
Less: increase/(decrease) in unrealized mortgage banking gains	(3,502)	(5,882)	-40.5%	1,186	2,728	(975)	259.2%
Less: provision for income taxes associated with SAB 109	1,243	2,088	-40.5%	(421)	(968)	346	259.3%
Operating net income (loss)	$1,735	$(241)	-820.0%	$929	$2,391	$1,783	-2.7%
Average Assets	$382,899	$317,034	20.8%	$351,129	$380,504	$428,458	-10.6%
Mortgage Banking Segment Contribution to earnings	28%	27%		2%	6%	18%
Wealth Management/Other:
Net interest income	$(201)	$(197)	2.0%	$(190)	$(185)	$(181)	11.0%
Non-interest income	473	(105)	-550.5%	14	327	3,250	-85.4%
Non-interest expense	1,273	815	56.2%	959	751	1,152	10.5%
Net income (loss) before provision for taxes	(1,001)	(1,117)	-10.4%	(1,135)	(609)	1,917	-152.2%
Provision for income taxes	(351)	(391)	-10.2%	(402)	(208)	671	-152.3%
Net income (loss)	$(650)	$(726)	-10.5%	$(733)	$(401)	$1,246	-152.2%
Add: legal expense associated with litigation settlement	—	—	0.0%	—	—	500	0.0%
Less: litigation settlement	—	—	0.0%	—	—	(2,950)	0.0%
Less: provision for income taxes associated with litigation settlement	—	—	0.0%	—	—	858	0.0%
Operating net income (loss)	$(650)	$(726)	-10.5%	$(733)	$(401)	$(346)	87.9%
Average Assets / Intersegment Eliminations	$(316,866)	$(258,491)	22.6%	$(286,664)	$(313,615)	$(363,424)	-12.8%
Wealth Management/Other Segments Contribution to earnings	-4%	-5%	-19.2%	-8%	-4%	9%	-147.3%
Consolidated:
Net interest income	$31,524	$30,706	2.7%	$30,471	$29,634	$28,850	9.3%
Non-interest income	16,873	15,157	11.3%	9,092	9,498	15,549	8.5%
Net realized gain on available-for-sale securities	3,614	112	100.0%	—	769	180	1907.8%
Loss on extinguishment of debt	3,638	—	100.0%	—	—	—	100.0%
Non-interest expense	26,478	26,292	0.7%	25,282	23,995	22,878	15.7%
Net income before provision for loan losses and taxes	21,895	19,683	11.2%	14,281	15,906	21,701	0.9%
Provision for loan losses	430	250	72.0%	449	(547)	1,356	-68.3%
Provision for income taxes	7,364	6,366	15.7%	4,817	5,244	6,966	5.7%
Net income	$14,101	$13,067	7.9%	$9,015	$11,209	$13,379	5.4%
Add: legal expense associated with litigation settlement	—	—	0.0%	—	—	500	-100.0%
Less: litigation settlement	—	—	0.0%	—	—	(2,950)	-100.0%
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	(3,502)	(5,882)	-40.5%	1,186	2,728	(975)	259.2%
Less: provision for income taxes associated with litigation settlement & SAB 109	1,243	2,088	-40.5%	(421)	(968)	1,203	3.3%
Operating net income	$11,842	$9,273	27.7%	$9,780	$12,969	$11,157	6.1%
Average Assets	$4,064,857	$3,996,348	1.7%	$3,930,872	$3,741,389	$3,614,681	12.5%

Table 11.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting - as Reported and Non-GAAP Reconciliation

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended
			% Change
			From
	6/30/2016	6/30/2015	Year Ago
Commercial Banking:
Net interest income	$61,988	$55,495	11.7%
Non-interest income	2,273	2,226	2.1%
Net realized gain on available-for-sale securities	3,614	382	846.1%
Loss on extinguishment of debt	3,638	—	100.0%
Non-interest expense	32,337	28,884	12.0%
Net income before provision for loan losses and taxes	31,900	29,219	9.2%
Provision for loan losses	680	1,486	-54.2%
Provision for income taxes	10,222	9,121	12.1%
Net income	$20,998	$18,612	12.8%
Add: merger & acquisition (M&A) expense	—	471	-100.0%
Less: provision for income taxes associated with M&A expense	—	(158)	-100.0%
Operating net income (loss)	$20,998	$18,925
Average Assets	$3,968,314	$3,436,687
Commercial Banking Segment Contribution to earnings	77%	69%
Mortgage Banking:
Net interest income	$640	$1,153	-44.5%
Non-interest income	29,502	27,366	7.8%
Non-interest expense	18,345	15,309	19.8%
Net income before provision for taxes	11,797	13,210	-10.7%
Provision for income taxes	4,250	4,824	-11.9%
Net income	$7,547	$8,386	-10.0%
Less: increase/(decrease) in unrealized mortgage banking gains	(9,385)	(7,662)	22.5%
Less: provision for income taxes associated with SAB 109	3,332	2,720	22.5%
Operating net income (loss)	$1,494	$3,444	-56.6%
Average Assets	$349,966	$348,331	0.5%
Mortgage Banking Segment Contribution to earnings	28%	31%
Wealth Management/Other:
Net interest income	$(399)	$(359)	11.1%
Non-interest income	369	3,360	-89.0%
Non-interest expense	2,089	2,829	-26.2%
Net income (loss) before provision for taxes	(2,119)	172	-1332.0%
Provision for income taxes	(742)	60	-1336.7%
Net income (loss)	$(1,377)	$112	-1329.5%
Add: legal expense associated with litigation settlement	—	500	-100.0%
Less: litigation settlement	—	(2,950)	-100.0%
Less: provision for income taxes associated with litigation settlement	—	858	-100.0%
Operating net income (loss)	$(1,377)	$(1,480)	-7.0%
Average Assets / Intersegment Eliminations	$(287,678)	$(286,204)	0.5%
Wealth Management/Other Segments Contribution to earnings	-5%	0%	-1326.8%
Consolidated:
Net interest income	$62,229	$56,289	10.6%
Non-interest income	32,144	32,952	-2.5%
Net realized gain on available-for-sale securities	3,614	382	846.1%
Loss on extinguishment of debt	3,638	—	100.0%
Non-interest expense	52,771	47,022	12.2%
Net income before provision for loan losses and taxes	41,578	42,601	-2.4%
Provision for loan losses	680	1,486	-54.2%
Provision for income taxes	13,730	14,005	-2.0%
Net income	$27,168	$27,110	0.2%
Add: merger & acquisition (M&A) expense	—	471	-100.0%
Add: legal expense associated with litigation settlement	—	500	-100.0%
Less: litigation settlement	—	(2,950)	-100.0%
Less: increase/(decrease) in unrealized gains on mortgage banking activities (SAB 109)	(9,385)	(7,662)	22.5%
Less: provision for income taxes associated with M&A expense, litigation settlement & SAB 109	3,332	3,420	-2.6%
Operating net income	$21,115	$20,889	1.1%
Average Assets	$4,030,602	$3,498,814	15.2%

Table 12.

Cardinal Financial Corporation and Subsidiaries

Historical Segment Performance

(Dollars in thousands, except per share data)

(Unaudited)

	Commercial Banking	Mortgage Banking	Wealth Management/ Other	Consolidated
For the Three Months Ended June 30, 2016:
Net income (loss)	$10,757	$3,994	$(650)	$14,101
Earnings per common share - diluted	$0.32	$0.12	$(0.02)	$0.42
Segment Contribution to Earnings	76.2%	28.6%	-4.8%	100%

For the Three Months Ended June 30, 2015:
Net income	$9,721	$2,412	$1,246	$13,379
Earnings per common share - diluted	$0.29	$0.07	$0.04	$0.40
Segment Contribution to Earnings	72.7%	18.0%	9.3%	100%

For the Six Months Ended June 30, 2016:
Net income (loss)	$20,998	$7,547	$(1,377)	$27,168
Earnings per common share - diluted	$0.63	$0.22	$(0.04)	$0.81
Segment Contribution to Earnings	77.3%	27.8%	-5.1%	100%

For the Six Months Ended June 30, 2015:
Net income	$18,612	$8,386	$112	$27,110
Earnings per common share - diluted	$0.56	$0.26	$0.00	$0.82
Segment Contribution to Earnings	68.3%	31.7%	0.0%	100%

For the Year Ended December 31, 2015:
Net income (loss)	$39,175	$9,180	$(1,021)	$47,334
Earnings per common share - diluted	$1.18	$0.28	$(0.03)	$1.43
Segment Contribution to Earnings	82.8%	19.4%	-2.2%	100.0%

For the Year Ended December 31, 2014:
Net income (loss)	$34,351	$2,658	$(4,326)	$32,683
Earnings per common share - diluted	$1.05	$0.08	$(0.13)	$1.00
Segment Contribution to Earnings	105.1%	8.1%	-13.2%	100%

For the Year Ended December 31, 2013:
Net income (loss)	$33,881	$(5,215)	$(3,156)	$25,510
Earnings per common share - diluted	$1.09	$(0.17)	$(0.10)	$0.82
Segment Contribution to Earnings	132.8%	-20.4%	-12.4%	100.0%

For the Year Ended December 31, 2012:
Net income (loss)	$30,544	$17,608	$(2,855)	$45,297
Earnings per common share - diluted	$1.02	$0.59	$(0.10)	$1.51
Segment Contribution to Earnings	67.4%	38.9%	-6.3%	100.0%

For the Year Ended December 31, 2011:
Net income (loss)	$23,063	$7,791	$(2,856)	$27,998
Earnings per common share - diluted	$0.77	$0.26	$(0.09)	$0.94
Segment Contribution to Earnings	82.4%	27.8%	-10.2%	100.0%

Table 13.

Cardinal Financial Corporation and Subsidiaries

Loan Fundings and Payoffs

(Dollars in thousands)

(Unaudited)

	Ending Balance 12/31/2015	New Loans	Loan Payoffs	Net Draws/Pay Downs and Transfers	Ending Balance 6/30/2016

Commercial and industrial	$379,414	$24,124	$(8,057)	$(45,275)	$350,206
Real estate - commercial	1,372,627	275,331	(37,060)	(5,030)	1,605,868
Real estate - construction	694,408	21,286	(200,670)	55,245	570,269
Real estate - residential	448,168	43,259	(24,867)	(3,166)	463,394
Home equity lines	156,852	15,910	(12,956)	1,852	161,658
Consumer	4,841	4,870	(1,512)	(2,723)	5,476
Total loans, net of fees	$3,056,310	$384,780	$(285,122)	$903	$3,156,871

Table 14.

Cardinal Financial Corporation and Subsidiaries

Commercial Real Estate (“CRE”) Concentrations

(Dollars in thousands)

(Unaudited)

	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Construction, land development, and other land loans	$443,879	$497,691	$459,261	$453,263	$540,030
Owner-occupied construction, land development loans	(89,225)	(76,351)	(83,237)	(68,592)	(92,819)
Construction loans concentration less owner-occupied	$354,654	$421,340	$376,024	$384,671	$447,211

As a percentage of risk-based capital (consolidated):
Construction loans concentration	98.3%	113.2%	107.2%	108.0%	131.4%
Construction loans concentration less owner-occupied	78.6%	95.8%	87.7%	91.7%	108.8%

Loans secured by commercial real estate properties	$2,146,775	$2,105,479	$2,079,265	$1,996,623	$1,875,188
Owner-occupied commercial real estate properties	(409,772)	(392,514)	(421,278)	(365,010)	(342,222)
Owner-occupied construction, land development loans	(89,225)	(76,351)	(83,237)	(68,592)	(92,819)
Commercial real estate concentration less owner-occupied construction	$1,647,778	$1,636,614	$1,574,750	$1,563,021	$1,440,147

As a percentage of risk-based capital (consolidated):
Commercial real estate concentration	384.7%	389.5%	386.9%	388.9%	373.0%
Commercial real estate concentration less owner-occupied construction	365.0%	372.1%	367.5%	372.6%	350.4%